UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 20, 2020

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

HSR Logistics Inc. has acquired an easement consisting of 1,000 acres for development of an inland port to the Mobile Trade and Transportation Corridor known as Port Trajan of Pennsylvania, from Jewel’s Real Estate 1086 Master LP. Based on the value of the land, with 4 million square feet of fully developed warehousing space the estimate overall value of the easement is $260,000,000. Ameri Metro, Inc. (the “Company”) owns of 25% of the non-voting interest in HSR Logistics Inc.

The Company will record 25% of the ownership asset in the financial filings. Twenty-five percent (25%) of all future revenue will also be recorded in the Company’s filings. The easement consists of 1,000 acres for development of an inland port to the Mobile Trade and Transportation Corridor, known as Port Trajan of Pennsylvania. The purchase price was in a combination of other valuable consideration and equity of Ameri Metro, Inc.’s Class B Stock. HSR Logistics Inc. owned Class B shares of Ameri Metro, Inc. The stock value was @ $3,000.00 per share, for ___ shares.

Item 9.01 Exhibits

(d) Exhibits.

99.1Port Trajan Asset Base Valuation

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 22, 2020

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer